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                                                                      EXHIBIT 21

SUBSIDIARIARIES OF THE REGISTRANT

Rixon Networks, Inc., a Delaware corporation

Sync Research, Inc., a Delaware corporation

Torrey Pines Networks, Inc., a Delaware corporation